UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 20,2007

                           PROTON LABORATORIES, INC.
             Exact name of registrant as specified in its charter)

       WASHINGTON                 000-31883                  91-2022700
     State or other              (Commission              (I.R.S. Employer
      jurisdiction               File Number)            Identification No.)
    of incorporation)

   1135 Atlantic Avenue, Suite 101, Alameda, CA                 94501
     (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (510) 865-6412

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01  Entry into a Definitive Material Agreement

     On February 20, 2007, the Board of Directors of Proton Laboratories, Inc. (the "Company") ratified an exclusive Marketing, Distribution and Sales Agreement ("Marketing Agreement") and a Manufacturing and Packaging Agreement ("Manufacturing Agreement"), each made with Aqua Thirst, Inc. ("Aqua Thirst") During the term of this Agreement, AQUA THIRST will not promote any third party in the same Business as PROTON or market, distribute or provide access to any such company's services. Aqua Thirst will receive $10,000 per month pursuant to the Marketing Agreement plus a commission of 7% to 15% percent to be determined between the parties on a per product and market condition basis. Such commission may be paid in cash, or at Aqua Thirst's election, in shares of common stock of the Company, carrying piggy-back registration rights, priced at a 25% discount to the prevailing market rate averaged over thirty days prior to sale of the Company's products. In addition thereto Aqua Thirst's will charge PROTON a commission/override of thirty percent (30%) on the actual cost of the manufacturing and packaging for each product. This commission/override may be taken either in the form of cash, or in Aqua Thirst's election, in shares of common stock of the Company, carrying piggy-back registration rights, priced at a 25% discount to the prevailing market rate averaged over thirty days prior to manufacturing and packaging of the Company's products. Each of the Marketing and Manufacturing Agreements shall continue for ten years, renewable for two ten-year terms, unless earlier terminated by the parties for material breach of covenants, insolvency or regulatory reasons.

EXHIBITS

10.1     Marketing,  Distribution  and  Sales Agreement, dated February 12, 2007
10.2     Manufacturing  Agreement,  dated  February  12,  2007
99.1     Press  Release,  dated  February  12,  2007
99.2     Press  Release,  dated  February  12,  2007


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PROTON LABORATORIES, INC.

February 26, 2007                      (signed)
                                               ----------------------------

                                       /s/ Edward Alexander
                                       Edward Alexander, CEO